Exhibit 10.38
THIRD AMENDMENT OF LEASE
     THIS AGREEMENT, made as of the 7th day of August, 1991, between 401 PARK AVENUE SOUTH ASSOCIATES, a New York Partnership having an office at 527 Madison Avenue, Suite 2600, New York, New York (“Landlord”), and HEALTH MANAGEMENT SYSTEMS, INC., A New York Corporation having an office at 401 Park Avenue South, New York, New York (“Tenant”).
W I T N E S S E T H :
     WHEREAS, Landlord and Tenant entered into an Agreement of Lease dated September 24, 1982 as amended and modified by a First Amendment of Lease dated January 6, 1986, and a Second Amendment of Lease dated February 28, 1990, covering certain premises on the 10th, 11th and 12th floors in the building known as 401 PARK AVENUE SOUTH in the City, County and State of New York (said agreement of Lease, as amended, being hereinafter called the “Lease”); and
     WHEREAS, the parties hereto desire to amend the Lease in the respects and upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in the consideration of the sum of One Dollar ($1.00) paid by each of the parties hereto to the other (the receipt and sufficiency of which is hereby acknowledged) and of other good and valuable consideration, including the covenants and understandings herein contained, it is hereby agreed as follows:
1.	On March 1, 1992, the entire ninth floor of the Building shall be added to the Demises Premises.

2.	The annual rent shall be changed to $473,190 commencing on July 1, 1992 and to $581,154 commencing on July 1, 1994.

3.	The 14.044 percent in Article 39 of the Lease shall be changed to 18.209 percent on July 1, 1992 and to 22.374 percent on March 1, 1994. (04/01/01 to 18.995%)

4.	The figure 29,600 in Article 40 (c) of the Lease shall be changed to 38, 350 on July 1, 1992 and to 47,100 on March 1, 1994.

5.	The amount $59,807.35 contained in Article 40 (g) of the Lease shall be changed to $95,166.43.

6.	The amount $28,569.80 contained in Article 40 (h) of the Lease shall be changed to $45,460.25.

7.	Except as heretofore and hereby amended, all of the terms, conditions and covenants in the Lease, including, without limitation, the provisions of the Lease relating to additional rent shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

401 PARK AVENUE SOUTH ASSOCIATES

BY:	/s/ Stephen J. Meringoff

HEALTH MANAGEMENT SYSTEMS, INC.

BY:	/s/ Vincent Hartley